U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2021

WTI Fund X, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND	000-56255	85-3539868
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 La Mesa Drive, Suite 102, Portola Valley, CA 94028
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (650) 234-4300

 (Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 18, 2021, WTI FUND X, Inc. (the “Fund”) entered into a Loan and Security Agreement by and among WTI FUND X, LLC, a Delaware limited liability company (the “LLC”), WTI FUND X, GP, LLC, a Delaware limited liability company (the “GP” and together with the LLC, the “Guarantors”), the several financial institutions from time to time party thereto (the “Lenders”), and ING CAPITAL LLC, as a Lender, a Joint Lead Arranger and administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as Swingline Lender that established a secured revolving loan facility in an initial amount of up to $125,000,000 with the option to request that borrowing availability be increased up to $375,000,000, subject to further negotiation and credit approval.

Borrowings by the Fund will be collateralized by either (i) the personal property and other assets of the Fund (“Fund Secured Borrowings”) or (ii) up to the sum of the unfunded capital commitments of the LLC’s investors, the rights of the GP to such capital commitments (“Subscription Secured Borrowings”). The Fund will pay interest on its borrowings as well as a quarterly unused line fee on the unused portion of facility.  The Fund Secured Borrowings under the facility, at the Fund’s discretion, will bear interest at an annual rate of either (i) the Reference Rate plus 1.50%, (ii) LIBOR Basis plus 2.50% or (iii) the LIBOR Market Index Rate plus 2.50%. The Subscription Secured Borrowings under the facility, at the Fund’s discretion, will bear interest at an annual rate of either (i) the Reference Rate plus 0.75%, (ii) LIBOR Basis plus 1.75% or (iii) the LIBOR Market Index Rate plus 1.75%.   The Fund will pay a commitment fee of 0.25% on the unused portion of the facility when the Fund is using more than 50% of the maximum amount available, or 0.50% on the unused portion when the Fund is using 50% or less of the maximum amount.

Approximately $1,143,750 of fees and expenses were incurred in connection with the facility, which will be amortized on a straight line basis over the expected life of the facility.

The facility terminates on October 18, 2026 but can be accelerated under an event of default such as failure by the Fund to make timely interest or principal payments.

The facility is revolving and as such does not have a specified repayment schedule, though advances are secured by the assets of the Fund and thus repayments will be required as assets decline. The facility contains various covenants, including financial covenants related to: (i) Debt Service Coverage Ratio, (ii) Interest Coverage Ratio, (iii) Unfunded Commitment Ratio, (iv) Maximum Quarterly Loan Loss Reserve Ratio, (v) Maximum Annual Loan Loss Reserve Ratio and (vi) Maximum Loan Loss Test. There are also various restrictive covenants, including limitations on (i) the incurrence of liens, (ii) consolidations, mergers and asset sales, and (iii) capital expenditures.

The foregoing description of the revolving loan facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan and Security Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

WTI FUND X, INC.
(Registrant)

By:	/s/ Maurice C. Werdegar	By:	/s/ Jared Thear
	Maurice C. Werdegar		Jared Thear
	President and Chief Executive Officer		Chief Financial Officer

Date:	October 22, 2021	Date:	October 22, 2021